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                                                                   EXHIBIT 10.12

                             RENAISSANCE MEDIA LLC
                     ANNUAL EXECUTIVE BONUS INCENTIVE PLAN

     1. Purpose. The purpose of the Renaissance Media LLC Annual Executive Bonus Incentive Plan (the "Plan") is to promote the profitability of Renaissance Media LLC (the "Company") by providing executive officers and other key employees of the Company with bonuses based upon the achievement of annual performance goals of the Company.

     2. Definitions. For the purposes of the Plan, the following terms shall have the meanings indicated:

     "Award Year" shall mean any fiscal year of the Company with respect to the Company's performance for which a Bonus may be granted.

     "Base Salary" shall mean as to any Award Year, a Participant's annual salary rate.

     "Board" shall mean the Board of Representatives of the Company.

     "Bonus" shall mean the grant of a bonus to a Participant pursuant to the terms hereof.

     "Budget" shall mean the annual budget of the Company for each Award Year, which shall be approved by the Board prior to the beginning of such Award Year.

     "Chairman" shall mean the Chairman of the Committee.

     "Committee" shall mean the Compensation Committee of the Board, which shall be composed of not less than three persons, and the Chairman of which shall be the Chairman of the Board, or if no such Compensation Committee shall have been established, the Board.

     "Disability" shall mean, except as otherwise defined in a Participant's Employment Agreement, a Participant's becoming physically or mentally incapacitated and therefore unable for a period of six (6) consecutive months or for an aggregate of six (6) months in any twelve (12) consecutive month period to perform his or her duties to the Company.
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     "EBITDA" means, for any period, the net income of the Renaissance Group for such period, adjusted to exclude the effect of any extraordinary or other non-recurring gain or loss for such period plus, to the extent deducted in determining the net income of the Renaissance Group for such period, (i) the aggregate amount of interest expense for such period, (i) the aggregate amount of interest expense for such period, (ii) the aggregate amount of income tax for such period and (iii) the aggregate amount of depreciation, amortization (including amortization of goodwill and other intangibles) and other similar non-cash charges for such period.

     "Employment Agreement" shall mean any employment agreement entered into between the Company and any Participant, as amended or modified from time to time.

     "Holdings" shall mean Renaissance Media Holdings LLC.

     "Holdings LLC Agreement" shall mean the Amended and Restated Limited Liability Company Agreement of Holdings dated as of the date hereof by and among Holdings, the MSCP Funds, TWI Cable Inc. and the other investors signatory thereto, as contemplated to be further amended and restated effective April 17, 1998 as the Second Amended and Restated Limited Liability Company Agreement of Holdings by and among Holdings, MSCP Carry LLC, TWI Cable Carry LLC and the other investors signatory thereto, as further amended or modified from time to time.

     "Individual Performance" shall mean the performance of any Participant in any Award Year based upon reasonable criteria determined in the discretion of the Committee.

     "Management Investors" shall have the meaning set forth in the Holdings LLC Agreement.

     "Maximum Bonus Pool" shall mean an amount equal to forty percent (40%) of the aggregate amount of the Base Salaries of all Participants for such Award Year.

     "MSCP Funds" shall mean Morgan Stanley Capital Partners III, L.P., MSCP III 892 Investors, L.P. and Morgan Stanley Capital Investors, L.P.

     "Participant" shall mean a senior executive or other key employee of the Company selected by the Committee to participate in the Plan.

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     "Performance Goals" shall mean the levels of financial performance required to be achieved by the Company in an Award Year in order for Participants to earn a Bonus as determined by the Committee in accordance with Section 4 hereof.
Such levels shall be determined based upon EBITDA calculated based on the Budget on a pro forma basis taking into account the payment of Bonuses in such Award Year. Notwithstanding anything in the Plan to the contrary, no Performance Goal shall be deemed achieved if its effect would be to compromise the quality of service provided by the Company or if it is accomplished in a manner which violates any policy of the Company, including without limitation, any legal or ethical compliance policy.

     "Renaissance Group" means the Company and any cable television system located in the United States or any business or person whose assets consist (either directly or through its subsidiaries) of any such cable television system, in each case acquired by the MSCP Funds and the Management Investors through an entity other than the Company or any of its subsidiaries.

     "Target Bonus Pool" shall mean an amount equal to twenty-five percent (25%) (or such greater percentage as the Committee may determine in its sole discretion) of the aggregate amount of the Base Salaries of all Participants for such Award Year.

     "Units" shall have the meaning set forth in the Holdings LLC Agreement.

     3.  Administration.  The Plan shall be administered by the Committee.

     4. Eligibility for and Payment of Bonuses. (a) Subject to the provisions of the Plan and any Employment Agreement, in each Award Year the Committee may select the Participants with respect to such Award Year, and determine the Bonuses and the conditions under which such Bonuses may be earned.

     (b) Bonuses that are earned with respect to each Award Year shall be paid to Participants in such amounts as are determined by the Committee, upon the recommendation of the Chairman, in accordance with Section 6 hereof and shall be paid by the end of February following such Award Year. Bonuses will be paid in cash or, at the option of the Participant subject to the consent of the Committee, in Units.

     (c) Except as otherwise determined by the Committee or as provided for in any Employment Agreement, no portion of any Bonus may be earned unless a Participant is employed by the Company at the time of payment. In the event the employment of a Participant is terminated by reason of death, Disability or retirement prior to the payment of any Bonus, and subject to the terms of any

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Employment Agreement, the Committee may provide in the exercise of its discretion that such Participant shall receive a prorated payout of the Bonus, payable at the time such payment would have been made in the absence of a termination of employment.

     5. Annual Budget and Performance Goals. Prior to the beginning of each Award Year, the Company shall approve the Budget and the Committee shall establish Performance Goals with respect to such Award Year.

     6. Amount of Awards. (a) If the Company attains the Performance Goals established by the Committee with respect to a given Award Year, subject to Individual Performance and in the discretion of the Committee, each Participant may receive a Bonus for such Award Year; provided that the Committee shall award Bonuses to the Participants in respect of such Award Year in an aggregate amount equal to (i) not less than 80% of the Target Bonus Pool for such Award Year and
(ii) not more than such Target Bonus Pool, it being understood that (x) the Committee shall determine in its sole discretion the manner in which the Target Bonus Pool shall be allocated among such Participants and shall have no obligation to award a Bonus to any single Participant in respect of such Award Year and (y) assuming satisfactory Individual Performance, it is the expectation of the parties that 100% of the Target Bonus Pool will be allocated during such Award Year. Notwithstanding the foregoing, if the Company attains ninety-five percent (95%) of such Performance Goals, subject to Individual Performance and in the discretion of the Committee, each Participant may receive a Bonus of between 10% and 25% of the Base Salary of such Participant for such Award Year, in the discretion of the Committee.

     (b) If the Company exceeds the Performance Goals established by the Committee with respect to a given Award Year, subject to Individual Performance and in the discretion of the Committee, in lieu of any Bonus awarded pursuant to
Section 6(a), each Participant may receive a Bonus for such Award Year; provided that the Committee shall award Bonuses to the Participants in respect of such Award Year in an aggregate amount equal to (i) not less than 80% of the Target Bonus Pool for such Award Year and (ii) not more than such Maximum Bonus Pool, it being understood that (x) the Committee shall determine in its sole discretion the manner in which the Maximum Bonus Pool shall be allocated among such Participants and shall have no obligation to award a Bonus to any single Participant in respect of such Award Year and (y) assuming satisfactory Individual Performance, it is the expectation of the parties that 100% of the Maximum Bonus Pool will be allocated during such Award Year.

     7. Adjustments. Neither the existence of the Plan nor any designations or Bonuses made under the Plan shall impair the right of the Company to, among

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other things, conduct, make or effect any change in the Company's business, including any reorganization or other change in the structure of the Company's operations. In the event of such a change, the Committee shall make such adjustments, if any, as it deems reasonably appropriate and equitable in the Performance Goals relating to any Award Year then in progress; provided, however, that the Committee in no event may change the criteria upon which the Performance Goals are based to criteria which are not measures of the financial performance of the Company.

     8. Amendment and Termination. The Company may terminate, amend or modify the Plan at any time in any respect it deems advisable; provided, however, that for a period of five years following the effective date of the Plan, the Company will not terminate, amend or modify the Plan without the consent of at least two-thirds of the Management Investors, which consent shall not be unreasonably withheld.

     9. Payment of Withholding Tax. The Company may withhold from any payment to be made under the Plan any amount required, in the discretion of the Committee, to be withheld pursuant to any applicable law or regulation.

     10. Right to Terminate Employment. Nothing contained in the Plan shall confer upon any person a right to be employed by or to continue in the employ of the Company, or interfere in any way with the right of the Company to terminate or modify the terms of the employment of a Participant in the Plan at any time, with or without cause.

     11. Interpretation; Finality of Determinations. The Committee shall have full and complete authority to interpret and administer the Plan, and to adopt such rules and regulations and make all other determinations deemed necessary or desirable for the administration of the Plan in accordance with this document. Each determination, interpretation or other action made or taken pursuant to the provisions of the Plan by the Committee shall be binding and conclusive.

     12. Headings. Section headings are used herein for convenience of reference only and shall not affect the meaning of any provision of the Plan.

     13. Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of New York.

     14. Effective Date. The Plan shall be effective commencing with the 1998 fiscal year of the Company.

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